Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-176653) on Form S-1 of our report dated March 11, 2013, relating to the consolidated financial statements of Power Solutions International, Inc., appearing in the Annual Report on Form 10-K of Power Solutions International, Inc. for the year ended December 31, 2012, and to the reference to our firm under the heading “Experts” in such Prospectus, which is part of such Registration Statement.

/s/ McGladrey LLP
Chicago, Illinois March 11, 2013